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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 1999

NETSOL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-22773 (Commission File Number)	95-4627685 (IRS Employer Identification No.)
24025 Park Sorrento, Suite 220, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant's telephone number, including area code: 818/222-9195

5000 North Calabasas Parkway, Suite 202, Calabasas, CA 91301
(Former name or former address, if changed since last report)

NetSol International, Inc. (the "Company") hereby files this Amendment No. 1 to its Current Report on form 8-K, filed with the Commission on April 28, 1999, to attach as an exhibit thereto the financial statements of the businesses acquired as listed in Item 7 hereof.

Item 7. Financial Statements and Exhibits

(a)
Financial statements of business acquired.

  Netsol (UK) Limited as of June 30, 1998 (audited) are attached as Exhibit 99.1 to this report.

  Network Solutions (Pvt) Limited as of June 30, 1998 (audited) are attached as Exhibit 99.2 to this report.

(b)
Pro Forma Financial information

  UNAUDITED PROFORMA DISCLOSURES

  The following unaudited proforma results of operations and net loss per share assume that the acquisitions of Network Solutions (Pvt) Limited and Netsol (UK) Limited occurred as of the beginning of each period presented, after giving effect to proforma adjustments. The proforma adjustment represents amortization of goodwill, product licenses, renewals, enhancements, copyrights, trademarks and tradenames, and customer lists. The proforma adjustment also includes adjustments to common stock shares issued and outstanding, that relate to the acquisition of subsidiaries, as if they had occurred as of the beginning of each period presented. The proforma financial information is presented for informational purposes only and may not necessarily be indicative of the operating results that would have occurred had these acquisitions been consummated as of the beginning of each period presented, nor is it indicative of future operating results.

	June 30, 1997	June 30, 1998
Net sales	$1,691,262	$2,083,476

Cost of sales	$953,657	$1,327,125

Operating expenses	$946,031	$2,022,760

Net loss	$(208,486)	$(1,266,409)

Net loss per share:
Basic and diluted	$(0.16)	$(0.20)

(c)
Exhibits

23.1
Consent of Mazars Neville Russell

23.2
Consent of Saeed Kamran Patel & Co

99.1
Audited Financial Statements for Netsol (UK) Limited as of June 30, 1998

99.2
Audited Financial Statements for Network Solutions (Pvt) Limited as of June 30, 1998

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 7, 2001	NETSOL INTERNATIONAL, INC.
	By:	/s/ NAJEEB GHAURI Najeeb Ghauri
	Its:	Chief Executive Officer

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SIGNATURES